                                                                   EXHIBIT 10.11

                            AMENDED AND RESTATED
                                FULL RECOURSE
                                   SECURED
                               PROMISSORY NOTE


$1,218,800.00                                                     April 1, 1998
-------------                                          Walnut Creek, California

     WHEREAS, on February 28, 1997, James L. Bildner ("Maker") entered into two promissory notes payable to Tier Technologies, Inc. ("Holder") totaling $1,218,800.00 due February 28, 2007 (the "First Notes"), secured by a mortgage filed upon Maker's residence in Manchester, Massachusetts and a pledge agreement secured by certain shares of common stock of Holder dated as of February 28, 1997 (the "Pledge Agreement"); and

     WHEREAS, on August 1, 1997, the First Notes were combined into one note (the "August Note") and the Pledge Agreement was amended and restated (the "First Amended and Restated Pledge Agreement"); and

     WHEREAS, pursuant to Section 11(b) of the First Amended and Restated Pledge Agreement, if at the end of any fiscal quarter, the Fair Market Value of the Pledged Collateral (as defined therein) exceeds the balance due under the August Note, upon the request of Maker, Holder must release any excess collateral; and

     WHEREAS, Maker and Holder wish to amend and restate the August Note and replace it with a revised note (this "Note") and to amend and restate the First Amended and Restated Pledge Agreement (the "Second Amended and Restated Pledge Agreement") to remove specific references to the number of shares pledged to facilitate the operation of Section 11(b) in the future:

     FOR VALUE RECEIVED, Maker promises to pay Holder, or order, at 1350 Treat Boulevard, Suite 250, Walnut Creek, California or such other place as Holder may from time to time designate, in lawful money of the United States, the principal sum of one million, two hundred and eighteen thousand, eight hundred dollars ($1,218,800.00), plus interest thereon from the date hereof until paid in full, as set forth below.

     1.  Interest.  Interest on the principal sum of this Note shall accrue at
         --------
the rate of 6.99% per annum, compounded annually, based on a 365-day year and the actual number of days elapsed from and after the date of the First Notes.

     2.  Payments.  The entire principal sum and all accrued but unpaid interest
         --------
and any other sums payable hereunder shall be due and payable in full on February 28, 2007.

     3.  Prepayment.  This Note may be prepaid in whole or in part, at any time,
         ----------
without penalty or premium.

     4.  Application of Payments.  All payments received by Holder shall be
         -----------------------
applied first to accrued interest, then to other charges due with respect to this Note, the Second Amended and Restated Pledge Agreement or any other document executed by Maker in connection therewith, and then to then-unpaid principal balance.

     5.  Security.  This Note is secured by a first priority security interest
         --------
in shares of Tier Technologies, Inc. Class A Common Stock, pursuant to the Second Amended and Restated Pledge Agreement.

     6.  Default and Remedies.
         --------------------

          a.  Default.  Maker will be in default under this Note if (i) Maker
              -------
fails to make a payment of principal and/or interest hereunder when due, (ii) Maker breaches any other covenant or agreement under this Note, or (iii) an event of default occurs under the Second Amended and Restated Pledge Agreement.

          b.  Remedies.  Upon Maker's default, Holder may (i) upon fifteen (15)
              --------
days' written notice to Maker, declare the entire principal sum and all accrued and unpaid interest hereunder immediately due and payable and (ii) exercise any and all of the remedies provided in the Second Amended and Restated Pledge Agreement and law.

     7.  Waivers.  Except as otherwise expressly provided in the Second Amended
         -------
and Restated Pledge Agreement, Maker, and any endorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of dishonor of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without notice, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Maker or any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, agreed to by Holder with any person now or hereafter liable for the payment of this Note, shall affect the original liability of Maker under this Note, even if Maker is not a party to such agreement. Holder may waive its right to require performance of or compliance with any term, covenant or condition of this Note only by express written waiver.

     8.  Miscellaneous.
         -------------

          a. Maker shall pay all costs, including, without limitation, reasonable attorneys' fees and costs incurred by Holder in collecting the sums due hereunder or in connection with the release of any security for this Note whether or not any legal action is actually filed, litigated or prosecuted to judgment or award. In the event of any action or legal proceeding concerning this Note or the enforcement of any rights hereunder, Holder shall be entitled to, in addition to any other relief to which Holder may be entitled, all legal and court costs and expenses, including reasonable attorneys' fees, incurred by Holder in connection with such action.

          b. This Note may be modified only by a written agreement executed by Maker and Holder.

          c.  This Note shall be governed by California law.

          d. The terms of this Note shall inure to the benefit of and bind Maker and Holder and their respective heirs, legal representatives and successors and assigns.

          e. Time is of the essence with respect to all matters set forth in this Note.

          f. If this Note is destroyed, lost or stolen, Maker will deliver a new Note to Holder on the same terms and conditions as this Note, with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. Holder shall furnish to Maker reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Maker in connection with the replacement of this Note.

          IN WITNESS WHEREOF, Maker has executed this Amended and Restated Note as of the date and year first above written.


                              Maker: /s/ James L. Bildner
                                    -------------------------------
                                          James L. Bildner


THIS AMENDED AND RESTATED PROMISSORY NOTE IS MADE AND GIVEN IN REPLACEMENT OF CERTAIN PROMISSORY NOTES DATED February 28, 1997, IN THE AGGREGATE PRINCIPAL AMOUNT OF $1,218,800.00, ISSUED BY THE MAKER TO THE ORDER OF THE HOLDER AND IS NOT INTENDED TO BE A NOVATION.

                SECOND AMENDED AND RESTATED PLEDGE AGREEMENT


  This SECOND AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of April 1, 1998, is between TIER TECHNOLOGIES, INC. (the "Company") and JAMES L. BILDNER ("Bildner").

  WHEREAS, on February 28, 1997, Bildner entered into two promissory notes payable to the Company totaling $1,218,800.00 due February 28, 2007 (the "First Notes"), secured by a mortgage filed upon Bildner's residence in Manchester, Massachusetts and a pledge agreement relating to certain shares of common stock of the Company owned by Bildner dated as of February 28, 1997 (the "Pledge Agreement"); and

  WHEREAS, on August 1, 1997, the First Notes were combined into one note (the "August Note") and the Pledge Agreement was amended and restated (the "First Amended and Restated Pledge Agreement"); and

  WHEREAS, pursuant to Section 11(b) of the First Amended and Restated Pledge Agreement, if, at the end of any fiscal quarter, the Fair Market Value of the Pledged Collateral (as defined therein) exceeds the balance due under the August Note, upon the request of Bildner the Company must release any excess collateral; and

  WHEREAS, Bildner and the Company wish to amend and restate the August Note and replace it with a revised note (the "April 1998 Note") and to amend and restate the First Amended and Restated Pledge Agreement (this "Second Amended and Restated Pledge Agreement") in order to facilitate the operation of Section 11(b) thereof:

  For good and valuable consideration and to secure the payment of Bildner's indebtedness to the Company, the parties agree as follows:

1.  Bildner's Indebtedness.
    ----------------------

  (a) In connection herewith Bildner has delivered the April 1998 Note, payable to the order of the Company in an aggregate principal amount of one million, two hundred and eighteen thousand, eight hundred dollars ($1,218,800.00).

  (b) In accordance with Section 11 hereof, the number of shares of Class A Common Stock of the Company set forth on Schedule A hereto, which are currently beneficially owned by Bildner, shall serve as the security for the April 1998 Note (the "Shares").

  (c) Bildner has executed the April 1998 Note and is required to secure the April 1998 Note by delivery of this Agreement.

2.  Pledge.  Bildner hereby pledges to the Company, and grants to the Company a
    ------
security interest in, the following (the "Pledged Collateral"): (i) the Shares and the certificates representing the

Shares; and (ii) securities of the Company associated with the Shares issued in connection with any stock dividend or stock split, or securities of the Company issued in connection with a recapitalization, merger, reorganization or similar transaction.

3.  Security for Obligations.
    ------------------------

  (a) This Agreement secures the payment of all of Bildner's present and future obligations, duties, and liabilities under the April 1998 Note and under this Agreement (all referred to as the "Obligations").

  (b) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations; (ii) be binding upon Bildner and his successors and assigns; and (iii) inure to the benefit of the Company and its successors, transferees, and assigns.

4.  Delivery of Pledged Shares.  All certificates or instruments representing or
    --------------------------
evidencing the Shares shall be held by or on behalf of the Company under this Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Company. If Bildner fails to perform any Obligation contained in this Agreement, the Company may itself perform, or cause performance of, that Obligation, and the expenses of the Company incurred in connection with that performance shall be payable by Bildner under Section 9 hereto.

5.  Representations and Warranties.  Bildner represents and warrants as follows:
    ------------------------------

  (a) Bildner is the beneficial owner of the Pledged Collateral free and clear of any lien on the Pledged Collateral except for the security interest created by this Agreement and the other terms and conditions set forth in the Stock Option Agreements. The Pledged Collateral is held of record by the Tier Technologies, Inc. Voting Trust.

  (b) The pledge of the Pledged Collateral under this Agreement creates a valid and perfected first priority interest in the Pledged Collateral, securing the payment of the Obligations.

  (c) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge by Bildner of the Pledged Collateral under this Agreement or for the execution, delivery, or performance of this Agreement by Bildner; or
(ii) for the exercise by the Company of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral under this Agreement (other than restrictions under any federal or state securities law applicable to the offer or sale of unregistered securities).

6.  Rights in Absence of Default.
    ----------------------------

  (a) So long as there has been and is no Event of Default: (i) involving failure to make the payment described in Section 2 of the April 1998 Note, or
(ii) involving the voluntary placement by Bildner of a lien upon all or a significant portion of the Pledged Collateral:

     (i) Bildner shall be entitled to exercise any and all voting and other consensual rights pertaining to any or all of the Shares.

     (ii) Securities of the Company associated with the Shares issued in connection with any stock dividend or stock split, or securities of the Company issued in connection with a recapitalization, merger, reorganization or similar transaction shall be immediately delivered to the Company as Pledged Collateral in the same form as so received (with any necessary endorsement). Any other dividends, distributions, or interest paid or payable in respect of, or instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Pledged Collateral shall be paid to Bildner.

     (iii) Company shall execute and deliver (or cause to be executed and delivered) to Bildner all such proxies and other instruments as Bildner may reasonably request for the purpose of enabling him to exercise the voting and other rights that he is entitled to exercise pursuant to paragraph (i) of this
Section 6(a).

  (b) When and so long as there is an Event of Default (i) involving failure to make the payment described in Section 2 of the April 1998 Note, or (ii) involving the voluntary placement by Bildner of a lien upon all or a significant portion of the Pledged Collateral, all rights of Bildner to exercise the voting and other rights that he would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease, and all those rights shall become vested in the Company, which shall then have the sole right to exercise those voting and other rights.

7.  Transfers and Liens.  Bildner agrees that he will not (i) sell or otherwise
    -------------------
dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Company; or (ii) voluntarily create any lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

8.  Events of Default; Remedies upon Default.
    ----------------------------------------

  (a) The following shall constitute Events of Default ("Events of Default") under this Agreement:

     (i) If Bildner fails to perform or observe any term, covenant, or Obligation under this Agreement or the April 1998 Note, or if any representation or warranty made by Bildner in this Agreement or the April 1998 Note is untrue or misleading in any material respect as of the date with respect to which that representation or warranty was made;

     (ii) If a notice of lien, levy, or assessment is filed or recorded with respect to all or a substantial part of the Pledged Collateral, except for a lien that relates to current taxes not yet due and payable, and if the applicable claim is not discharged or satisfied within ninety (90) days of Bildner's actual knowledge of that filing or recordation (such effected Pledged Collateral shall hereinafter be referred to as the "Effected Collateral");

     (iii) If all or a substantial part of the Pledged Collateral is attached, seized, or subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors, and that Pledged Collateral is not returned to Bildner or the writ, distress warrant, or levy is not dismissed, stayed, or lifted within ninety (90) days (such effected Pledged Collateral shall hereinafter be referred to as the "Effected Collateral").

     (iv) Provided; however, with respect to subparagraphs 8(a)(ii) and (iii) hereto, if prior to the end of such ninety (90) day period, Bildner provides the Company with additional collateral to secure the April 1998 Note with a Fair Market Value (as defined in Section 11 hereto) equal to or exceeding the Fair Market Value of the Effected Collateral, which collateral may be Shares or cash (or such other collateral, subject to the consent of the Company, which consent shall not be unreasonably withheld) at the discretion of Bildner and which collateral Bildner hereby agrees shall be subject to the terms of this Agreement, no Event of Default shall be deemed to have occurred.

  (b) When and so long as there is any Event of Default, the Company may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all the rights and remedies of a secured party upon a default under the Uniform Commercial Code in effect in the State of California at that time.

  (c) Notwithstanding anything else contained herein to the contrary, so long as there has been and is no Event of Default: (i) involving failure to make the payment described in Section 2 of the April 1998 Note, or (ii) involving the voluntary placement by Bildner of a lien upon all or a significant portion of the Pledged Collateral, Bildner shall be entitled to exercise any and all voting and other consensual rights pertaining to any or all of the Shares.

9.  Expenses.  On demand, Bildner will pay the Company all reasonable expenses,
    --------
including attorneys' fees and costs, which the Company may incur in connection with (i) the exercise or enforcement of any of the rights of the Company under this Agreement; or (ii) Bildner's failure to perform or observe any of the provisions of this Agreement.

10.  Security Interest Absolute.  All rights and security interests of the
     --------------------------
Company, and all Obligations of Bildner, under this Agreement shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the April 1998 Note or any other agreement or instrument relating to it; (ii) any change in the time, manner, or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or consent to any departure from the April 1998 Note; (iii) any exchange, release, or non-perfection of any other collateral, or any release, amendment, or waiver of any of the Obligations; or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Bildner in respect of the Obligations or of this Agreement.

11.  Adjustments; Release of Security.  The Company and Bildner hereby agree:
     --------------------------------

   (a) If at the end of any fiscal quarter of the Company, the Fair Market Value of the Pledged Collateral is less than the balance due under the April 1998 Note, the Company shall notify Bildner within ten (10) days. Bildner shall, within forty-five (45) days of receipt of such notice, deposit with the Company such additional cash, shares of common stock of the Company, or both, at the option of Bildner, with a value equal or greater than the deficiency, which additional collateral shall be subject to the terms of this Agreement. Each such deposit pursuant to this Section 11(a) shall be reflected by an appropriate notation to Schedule A hereto.

   (b) If at the end of any fiscal quarter of the Company, the Fair Market Value of the Pledged Collateral is greater than the balance due under the April 1998 Note (the "Excess Collateral"), upon ten (10) days notice, Bildner may withdraw or cause the withdrawal of all or a portion of the Excess Collateral, provided that no fractional Shares shall be released pursuant to this subparagraph 11(b). In lieu of any fractional Shares to which Bildner would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Fair Market Value. The release of Shares and payment in lieu of fractional shares pursuant to this Section 11(b) shall be reflected by an appropriate notation to Schedule A hereto.

   (c) Upon fifteen (15) days prior written notice from Bildner of his intent to sell all or a portion of the Pledged Collateral, the Company may release such Pledged Collateral (such Pledged Collateral shall be referred to herein as the "Released Collateral"), provided that prior to such release Bildner provides the Company with an undertaking that Bildner will pay to the Company in cash an amount equal to the Fair Market Value of such Released Collateral and any interest relating thereto under the April 1998 Note as of the date of such payment (which payment shall be reflected in the balance due to the Company from Bildner under the April 1998 Note) within five (5) business days of such sale.

   (d) For the purposes of this Agreement, the term "Fair Market Value" shall mean; (i) if the Company's stock is not publicly traded on a national securities exchange or the Nasdaq National Market System, as determined by the most recent third-party valuation relating to the Shares, or (ii) if the Company's stock is publicly traded on a national securities exchange or the Nasdaq National Market System, as determined by the most recent closing price of the Company's stock.

12.  Further Assurances.  Bildner agrees that at any time and from time to time,
     ------------------
at his expense, Bildner will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Company may request, in order to perfect and protect any security interest granted or purported to be granted by this Agreement or to enable the Company to exercise and enforce its rights and remedies under this Agreement with respect to any Pledged Collateral.

13.  Entire Agreement; Amendment; Waiver.  This Agreement and the April 1998
     -----------------------------------
Note embody the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements with respect to that subject matter. This Agreement may not be amended or modified except in a writing signed by both parties. No waiver of any provision of this Agreement shall be deemed to, or shall, operate as a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver.

14.  Notices.  All notices and other communications provided for under this
     -------
Agreement shall be given as follows:

If to the Company:

                           TIER TECHNOLOGIES, INC.
                       1350 Treat Boulevard, Suite 250
                           Walnut Creek, CA 94596
                       Attn:  Chief Financial Officer

If to Bildner:
                              JAMES L. BILDNER
                              5 Boardman Avenue
                            Manchester, MA 01944

15. Captions.  Captions are used for reference purposes only and should be
    --------
ignored in the interpretation of the Agreement. Unless the context requires otherwise, all references in this Agreement to Sections are to the sections of this Agreement.

16. Governing Law; Terms.  This Agreement shall be governed by and construed in
    --------------------
accordance with the laws of the State of California applicable to contracts wholly made and performed in the State of California. Unless otherwise defined above, terms defined in

Division 9 of the Uniform Commercial Code as adopted in the State of California are used in this Agreement with their statutory meanings.

The parties have duly executed this Agreement as of the date first written above.

TIER TECHNOLOGIES, INC.



By:  /s/ George K. Ross
     ____________________________
     George K. Ross

Its:  Senior Vice President and
      Chief Financial Officer


JAMES L. BILDNER


/s/ James L. Bildner
____________________________
James L. Bildner

                         STOCK POWER AND ASSIGNMENT
                       SEPARATE FROM STOCK CERTIFICATE


  FOR VALUE RECEIVED and pursuant to that certain SECOND AMENDED AND RESTATED PLEDGE AGREEMENT dated as of April 1, 1998 (the "Agreement"), the undersigned hereby sells, assigns, and transfers to TIER TECHNOLOGIES, INC. (the "Company"), ____________ (__________) shares of Class A Common Stock of the Company, standing in the undersigned's name on the books of the Company represented by Certificate No(s). ______ delivered herewith. The undersigned does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned's attorney-in-fact, with full power of substitution, to transfer this stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT.


DATED:  April 1, 1998


JAMES L. BILDNER


/s/ James L. Bildner
____________________________
James L. Bildner


Instructions: Please sign this Stock Power above, but do not fill in any blanks other than the signature lines.

The purpose of this Stock Power and Assignment Separate from Stock Certificate is to enable the Company to acquire the Shares in accordance with the terms of the Agreement.

                                 SCHEDULE A

                             PLEDGED SHARES AND
                              OTHER COLLATERAL


                                        FAIR MARKET VALUE OF    OTHER COLLATERAL
DATE              SHARES PLEDGED           SHARES PLEDGED            /VALUE
----              ---------------       --------------------   -----------------
April 1, 1998         70,656                 $1,218,816




                           SHARES RELEASED PURSUANT
                               TO SECTION 11(b)

                    DATE                           SHARES RELEASED
                    ----                           ---------------